Exhibit D
IRREVOCABLE PROXY
THIS IRREVOCABLE PROXY (this “Proxy”) shall be effective as of May 10, 2011 (the “Effective Date”), by DHW Leasing, L.L.C., a South Dakota limited liability company (“DHW”), in favor of Concept Development Partners LLC, a Delaware limited liability company (“CDP”).
RECITALS
WHEREAS, as of the date of this Proxy, DHW owns beneficially and of record 1,666,666 shares (which, together with any additional shares of the Company’s capital stock owned beneficially and of record by DHW prior to the termination of this Proxy, the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”);
WHEREAS, CDP and the Company have entered into a Stock Purchase Agreement dated February 8, 2011 (the “Stock Purchase Agreement”), pursuant to which CDP purchased shares of the Series A Convertible Preferred Stock of the Company;
WHEREAS, DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, Dunham Capital Management, L.L.C., CDP and the Company have entered into a Stock Repurchase Agreement dated February 8, 2011 (the “Stock Repurchase Agreement”), pursuant to which the Company has repurchased 3,000,000 shares of Common Stock from DHW;
WHEREAS, as of the Effective Date, DHW, CDP and the Company have entered into a Shareholder and Voting Agreement (the “Voting Agreement”), pursuant to which the parties thereto agree to the issuance of this Proxy to CDP and to certain understandings with respect to matters to be voted on by DHW and CDP at meetings of the shareholders of the Company; and
WHEREAS, CDP has required, in connection with the closing of the transactions under the Stock Purchase Agreement, that DHW grant CDP a proxy to vote DHW’s Shares on the terms set forth below and in the Voting Agreement;
TERMS OF PROXY
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and in the Voting Agreement and in order to induce CDP to, among other things, consummate the transactions set forth in the Stock Purchase Agreement, the parties hereto hereby agree as follows:
ARTICLE 1
REPRESENTATIONS AND WARRANTIES OF DHW
DHW hereby represents and warrants to CDP as follows:
1.1 Authorization. DHW is a limited liability company formed and organized under the laws of the state of South Dakota. DHW has the power and authority to execute and deliver this Proxy, to consummate the transactions contemplated hereby and to grant the rights covered hereby. This Proxy has been duly executed and delivered by and on behalf of DHW and constitutes a legal, valid and binding obligation of DHW, enforceable against DHW in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

1.2 Title to Shares. DHW is the record and beneficial owner of the Shares owned by it on the date hereof and owns such Shares free and clear of liens, claims, charges, options or encumbrances or other rights of third parties of any kind or any proxy or voting restriction other than that granted pursuant to this Proxy and the Voting Agreement, and as set forth on Annex A attached hereto.
1.3 Revocation of Previous Proxies. DHW hereby revokes all previous proxies granted with respect to the Shares.
ARTICLE 2
VOTING OF SHARES
2.1 Voting of Shares.
(a) DHW hereby irrevocably constitutes and appoints CDP, or any designee duly appointed by CDP, during and for the Term (as defined below), as DHW’s true and lawful proxy and attorney-in-fact, with full power of substitution, for and in DHW’s name, place and stead, (a) to call, attend and vote all Shares at any and all meetings of shareholders of the Company and any adjournments thereof, (b) to execute any and all written consents of shareholders of the Company and to vote all Shares, and (c) to represent and otherwise act as DHW could act, in the same manner and with the same effect as if DHW were present, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment thereof, or pursuant to any written consent in lieu of meeting or otherwise. Such proxies and attorneys are hereby authorized to vote the Shares in accordance with the terms of this Proxy and the Voting Agreement.
(b) In the event CDP is unable or declines to exercise the power and authority granted by this Proxy for any reason, DHW covenants and agrees to vote all the Shares at any annual, special or other meeting of the shareholders of the Company, and at any adjournment thereof, or pursuant to a written consent in lieu of meeting or otherwise, in accordance with the understandings, and subject to the restrictions, set forth in this Proxy and the Voting Agreement.
(c) DHW hereby covenants and agrees that DHW will not vote or take any action by written consent of shareholders in lieu of meeting on any matter which is subject to this Proxy other than in accordance with the understandings, and subject to the restrictions set forth in this Proxy and the Voting Agreement.

2.2 Further Assurances. DHW shall take such further actions and execute such further documents and instruments as may reasonably be requested by CDP to vest in CDP (or its designee) the power to vote DHW’s Shares and carry out the provisions of this Proxy.
2.3 Term. The term of this Proxy (the “Term”) shall commence on the date hereof and shall continue until the termination of the Voting Agreement, regardless of the reason for such termination, at which time this Proxy shall terminate.
2.4 Irrevocable Proxy Coupled with Interest. DHW acknowledges that CDP will consummate the transactions under the Stock Purchase Agreement and the Stock Repurchase Agreement and enter into the Voting Agreement in reliance upon this Proxy, and that this Proxy is granted in partial consideration for the consummation of the transactions under the Stock Purchase Agreement and the Stock Repurchase Agreement and the execution and delivery of the Voting Agreement by CDP. DHW AGREES THAT THIS PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND, EXCEPT AS PROVIDED IN SECTION 2.3 ABOVE, SHALL NOT BE REVOCABLE OR TERMINATED BY ANY ACT OF DHW, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.
2.5 Legend on Stock Certificates.
(a) DHW consents to the placement of an appropriate legend evidencing the voting rights and restrictions provided for in this Proxy on the certificates representing DHW’s Shares and any certificates issued in replacement or exchange thereof or to evidence newly issued shares of capital stock of the Company owned by DHW, and DHW shall take all actions reasonably requested by CDP or the Company to effect such placement. The restrictive legend shall be substantially in the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER AND VOTING AGREEMENT (THE “VOTING AGREEMENT”) BETWEEN CONCEPT DEVELOPMENT PARTNERS LLC AND DHW LEASING, L.L.C., AND AN IRREVOCABLE PROXY, EACH DATED MAY 10, 2011, A COPY OF WHICH VOTING AGREEMENT AND IRREVOCABLE PROXY WILL BE DELIVERED AT NO COST BY GRANITE CITY FOOD & BREWERY LTD. UPON REQUEST. THE VOTING AGREEMENT AND IRREVOCABLE PROXY AFFECT THE RIGHTS OF THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING THE VOTING OF SUCH SHARES. THE RIGHTS OF THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT AND IRREVOCABLE PROXY.

(b) Such certificates shall be endorsed conspicuously on the front thereof as follows:
“SEE RESTRICTIONS ON VOTING AND TRANSFER HEREOF ON REVERSE SIDE.”
(c) DHW agrees to promptly surrender all certificates representing DHW’s Shares subject to this Proxy to the Company’s transfer agent for placement of the legend in accordance with this Section 2.5.
ARTICLE 3
GENERAL PROVISIONS
3.1 Severability. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, DHW agrees to negotiate with CDP in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
3.2 Entire Agreement. This Proxy and the Voting Agreement constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between DHW and CDP, with respect to the subject matter hereof.
3.3 Amendment. This Proxy may not be changed, amended or modified orally, but only by an agreement in writing signed by DHW and CDP.
3.4 Specific Performance. DHW agrees that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that CDP shall be entitled to injunctive relief to prevent the breach of, and to enforce, the provisions of this Proxy and the Voting Agreement, including specific performance, in addition to any other remedy at law or in equity.
3.5 Governing Law. This Proxy shall be governed by, and construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, DHW has caused this Proxy to be duly executed and delivered as of the day and year first written above.

DHW LEASING, L.L.C.
By:	/s/ Donald A. Dunham, Jr.
	Name:	Donald A. Dunham, Jr.
	Title:	Managing Member